Exhibit 99.1/ PRESS RELEASE: MARCH 9, 2012


POWER REIT DECLARES A
DIVIDEND OF $0.10 / SHARE


WEST BABYLON, NY, March 9, 2012. On March 9, 2012, the board of trustees of Power REIT declared a cash dividend of $ 0.10 per common share payable on March
30, 2012 to shareholders of record as of March 19, 2012.